Exhibit 99.1

RAIT Financial Trust Receives a Continued Listing Standard Notice from the NYSE

PHILADELPHIA, PA – September 27, 2017 – RAIT Financial Trust (NYSE: RAS) (“RAIT”) today announced that effective September 21, 2017 it received written notification (the “Notice”) from the New York Stock Exchange (the “NYSE”) that RAIT is not in compliance with the continued listing standard set forth under Rule 802.01C of the NYSE Listed Company Manual because the average closing price of RAIT’s common shares fell below $1.00 over a consecutive 30 trading-day period ending September 15, 2017.

Upon receipt of the Notice, RAIT became subject to the procedures set forth in Rule 802.01C of the NYSE Listed Company Manual, and in accordance with such procedures, on or before October 5, 2017, RAIT expects to acknowledge receipt of the Notice and notify the NYSE of its intention to seek to cure the deficiency set forth therein.

RAIT can regain compliance if, at any time in the six-month period following receipt of the Notice, the closing price of RAIT’s common shares on the last trading day of any month or of such period is at least $1.00 and the 30 trading-day average closing price of its common shares on such day is also at least $1.00. In the event that at the expiration of the six-month cure period, both a $1.00 closing share price on the last trading day of the cure period and a $1.00 average closing share price over the 30 trading-day period ending on the last trading day of the cure period are not attained, the NYSE will commence suspension and delisting procedures with respect to RAIT’s common shares.  Separately, if RAIT determines that, if necessary, it will cure the price condition by taking an action that will require approval of its shareholders, it must so inform the NYSE in the notification due on or before October 5, 2017, must obtain the shareholder approval by no later than RAIT’s next annual meeting, and must implement the action promptly thereafter. In this event, the price condition will be deemed cured if the price promptly exceeds $1.00 per share, and the price remains above the level for at least the following 30 trading days. RAIT is considering various options it may take in an effort to cure this deficiency and regain compliance with Rule 802.01C of the NYSE Listed Company Manual.

Subject to RAIT’s compliance with the other continued listing requirements set forth in the NYSE Listed Company Manual, during the applicable cure period, RAIT’s common shares are expected to continue to be listed and traded on the NYSE under the symbol “RAS” but will have an added designation of “.BC” to indicate the status of the common shares as below compliance.

Receipt of the Notice does not affect RAIT’s business operations or its Securities and Exchange Commission reporting requirements and does not cause an event of default under any of RAIT’s debt obligations.

About RAIT Financial Trust

RAIT Financial Trust is an internally-managed real estate investment trust focused on providing debt financing options to owners of commercial real estate throughout the United States.  For more information, please visit www.rait.com or call Investor Relations at 215.207.2100.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “expect,” “intention,” “anticipate,” “estimate,” “believe,” “seek,” “will,” “may” or other similar words or terms.  Such forward-looking statements include, but are not limited to, statements regarding RAIT’s intention to cure the deficiency set forth in the Notice, any options RAIT may take in an effort to cure this deficiency and possible consequences to RAIT of the Notice.  These forward-looking statements are based on RAIT’s current beliefs, intentions and expectations. These statements are not guarantees or indicative of future performance, and no assurance can be given that RAIT will be able to regain compliance with the aforementioned listing requirement or maintain compliance with the other continued listing requirements set forth in the NYSE Listed Company Manual.  If RAIT’s common shares ultimately were to be suspended from trading on, and delisted from, the NYSE for any reason, it could have material adverse consequences on RAIT including, among others: triggering the right of holders of our convertible notes to require us to repurchase their notes, satisfying one condition which, if all other relevant conditions were satisfied, would trigger an increased dividend rate on RAIT’s series C preferred shares, could trigger non-compliance with covenants applicable to  RAIT’s series D preferred shares and the related warrants and share appreciation rights and  would likely result in the delisting of our preferred shares and senior notes currently listed on the NYSE.  Delisting of RAIT’s common shares could also negatively affect RAIT’s ability to implement any new strategic and financial alternatives or continue its previously announced transition to a more focused, cost-efficient and lower leverage business, lower demand and market price for RAIT’s common shares, reduce interest in RAIT from investors, analysts and other market participants and/or adversely affect RAIT’s ability to raise additional capital and attract and retain employees by means of equity compensation.   Important assumptions and other important factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to, those factors, risks and uncertainties described under the caption “Risk Factors” in RAIT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q  and in other filings with the SEC. RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

RAIT Financial Trust Contact

Andres Viroslav

215-207-2100

aviroslav@rait.com

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